Exhibit 99.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), Frank R. Schmeler, the Chief Executive Officer of Albany International Corp., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2002 (the “Form 10-Q/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the report.

Dated:	November 6, 2002	/s/ Frank R. Schmeler
Frank R. Schmeler Chairman and Chief Executive Officer